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                                                                    Exhibit 99.3


                RPM'S CEO AND CFO FILE SWORN STATEMENTS WITH SEC


MEDINA, Ohio - August 30, 2002 - RPM, Inc. (NYSE: RPM) announced that Thomas C. Sullivan, chairman and chief executive officer, and Robert L. Matejka, vice president--controller and chief financial officer, signed and filed their sworn statements yesterday, without exception, with the Securities and Exchange Commission. The sworn statements were filed in the exact form of Exhibit A to the June 27, 2002 Order of the SEC.

Copies of the sworn statements are available on the website. To view the sworn statements, please go to the RPM, Inc. website, http://www.rpminc.com, click on Investor Relations, then choose Press Releases and click on the links to the sworn statements following reference to this August 30 press release.

RPM, Inc. is a world leader in specialty coatings serving both industrial and consumer markets. RPM'S industrial products include roofing systems, sealants, corrosion control coatings, flooring coatings and specialty chemicals. Its consumer products are used by professionals and do-it-yourselfers for home, automotive and boat maintenance and by hobbyists. Industrial brands include Stonhard, Tremco, Carboline, Day-Glo, Euco and Dryvit. Consumer brands include Zinsser, Rust-Oleum, DAP, Varathane, Bondo and Testors.

For more information, contact Glenn Hasman, vice president of finance and communications at (330) 273-8820.